Exhibit 99.2

China Ritar Power to Present at Roth Capital Partners 20th Annual Growth Stock Conference

Company Announces Full Year 2007 Sales and Net Income Expectations

SHENZHEN, China, Feb. 14 -- China Ritar Power Corp. (OTC Bulletin Board: CRTP), today announced that the Company will attend the upcoming 20th Annual Roth Capital Partners Growth Stock Conference at the Ritz Carlton Laguna Niguel in Dana Point, California. Management is currently scheduled to present at 4:30 pm PST on February 19, 2008. Listeners may access a live webcast of the presentation by visiting http://www.rothcp.com/main/Page.aspx?PageID=7021 .

The conference will feature over 330 micro and small cap companies, and will be held on February 18-21, 2008. For more information regarding the conference, please contact a Roth sales representative.

China Ritar also announced financial expectations for the 2007 fiscal year. The Company expects to report sales of approximately US$75 million and net income of approximately US$6.4 million for fiscal 2007. Additional information will be available when the Company announces formal 2007 financial results in March 2008.

About China Ritar Power Corp.

Ritar designs, develops, manufactures and markets environmentally friendly lead-acid batteries with a wide range of capacities and applications, including telecommunications, Uninterrupted Powers Source (UPS) devices, Light Electrical Vehicles (LEV), and alternative energy production (solar and wind power). Ritar sells, markets and services six series and 197 models of Ritar- branded, cadmium-free valve-regulated lead-acid or VRLA batteries. Products are sold worldwide with sales in 56 countries including China, India, and numerous markets in Europe and the Americas.

For more information, please contact:

Ms. Annie Chen
China Ritar Power Corp.
Tel: +86-755-3398-2338

Dan Joseph
ICR, Inc.
Tel: +86-21-6122-1077

Bill Zima
ICR, Inc.
Tel: +1-203-682-8200

SOURCE China Ritar Power Corp.